DISTRIBUTION PARTNER AGREEMENT

THIS DISTRIBUTION PARTNER AGREEMENT ("Agreement") is made as of this 14 day of June 2000 (the "Effective Date") by and between:

VOCALTEC COMMUNICATIONS INC., a Delaware corporation located at 1 Executive Drive, Fort Lee, NJ ("VocalTec"): and

CLICK AND CALL CORP. a corporation duly existing pursuant to the laws of the State of Florida with offices at 1001 Brickell Bay Drive, Suite 1402, Miami, FL 33131, Doing Business as "StartCall.com, Inc." (Start Call)

WITNESSETH:

WHEREAS: VocalTec (through its Surf&CAll Network Services division) develops, markets and manages Voice over IP, e-commerce and customer care applications and services; and

WHEREAS: Start Call provides e-commerce customer care services

WHEREAS: Start Call wishes to distribute to its customers VocalTec's web-to-phone Internet telephony and multimedia services (the "Partner Agreement").

NOW THEREFORE the parties hereto agree as follows:

1. DEFINITIONS

"Services" shall mean providing Internet Telephony customer interaction services using VocalTec systems, software and/or the Surf&Call plug in for Web-to-Phone communication by Start Call to its corporate customers.

"Software" shall mean the Surf&Call template software package distributed by Start Call to its customers, and the Surf&Call plug-in software provided to Start Call's customer's end-users from a VocalTec Website within the Partner Agreement.

"Web Site" shall mean VocalTec's "www.vocaltec.com" web site or other website designated by VocalTec.

"Customer/s" shall mean Start Call corporate and business customers, which shall engage Start Call for the purpose of using the Services.

"VocalTec Systems" shall mean products including hardware, software or any part thereof maintained by VocalTec for Start Call's Service purposes.

"S&C Plug-in" shall mean the portion of the Software distributed by Start Call customers to their customers within the Partner Agreement.

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"End-Users" shall mean the consumer end-users of the software on the websites of
Start Call's customers.

2. START CALL'S OBLIGATIONS

During the term of this Agreement:

2.1 Start Call shall promote the Services to the Customers indicating that the Software and Infrastructure are VocalTec products and services.

2.2 Start Call shall provide customers with the Services using the Software and VocalTec Systems only.

2.3 Start Call shall diligently use VocalTec's name and trademarks according to the guidelines attached to this Agreement as Exhibit A, in any publication designated to advertise the

Software and/or the Service.

2.4 Start Call's distribution of the Services to the Customers shall be made pursuant to a written agreement the terms and conditions of which shall not be less protective of VocalTec's rights than the terms and conditions herein and shall include, without limitation, the guidelines attached as Exhibit A to this Agreement. Start Call shall be responsible for obtaining such agreements in its own name and not that of VocalTec.

2.5 Upon agreement between the Customer and Start Call for the provision of the Services, Start Call shall provide the Customer with the Software directly. VocalTec shall provide the Surf&Call plug-in to all Customers and End-users directly, in the form of download of the Software from the Web Site. Start Call shall not provide the Customers with the Software or

 Surf&Call plug-in via any other method.

2.6 Start Call is aware that the Customers shall engage in an agreement for the use of the Software (the "License Agreement") and explicitly undertake to immediately cease all Services to any Customer upon VocalTec's request due to the Customer's failure to comply with the terms and conditions of the License Agreement.

2.7 Start Call shall be solely responsible for providing first level technical support to the Customers relating to use of the Software and Services. VocalTec shall provide reasonable second level technical support to Start Call upon demand, subject to the terms and conditions of VocalTec's standard support agreement. Start Call shall explicitly indicate in its agreement with the customers that support for the Services will be provided by Start Call.

2.8 Start Call shall be responsible for inserting all VocalTec Surf&Call supporting HTML code into the Customer's web page. Start Call shall provide VocalTec with all the necessary account information including:

        o         Customer's Company Name
        o         Phone Number to be dialed
        o         URL location of the plug-in.

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3.  VOCALTEC'S OBLIGATIONS

VocalTec shall provide Start Call with:

     o Location (IP address) of the gatekeeper serving the Surf&Call deployment
     o    "short cut name" associated with the phone number/account.

VocalTec shall activate the services for Start Call Customers within two business days from the date of written request (email acceptable) of connection by Start Call (the "Activation Period"). In the event that Start Call shall provide VocalTec with more than 200 connection requests per day, the Activation Period may be extended.

VocalTec shall make new services available to Start Call for provision to Customers upon commercial availability, terms, conditions and pricing to be determined by VocalTec, and subject to approval by Start Call.

VocalTec shall provide Start Call with a hyper-link on its Surf&Call Network Services website. The timing and placement of such hyper-link shall be subject to discretion of VocalTec.

Upon reaching wholesale volume level of higher than one million sessions per month for two consecutive months, Start Call will reach designation of "Premium Distribution Partner."

4.  DISTRIBUTION PRICING AND VOLUME COMMITMENTS.

VocalTec shall provide Start Call with following wholesale pricing.

4.1      Session Pricing

A Customer Session is defined as a connection between an End-User and the Customer's toll- free telephone services via Surf&Call that is longer than 6 seconds in duration. The volume price per session of a given month billing period will be defined by the volume level achieved in the previous billing period.

The volume pricing for Start Call is represented in the following table:

< 20,000 Customer Sessions per month               $0.20 per Customer Session
20,001  -50,000 Customer Sessions per month        $0.15 per Customer Session
50,001 -100,000 Customer Sessions per month        $0.10 per Customer Session
100,001 - 200,000 Customer Sessions per month      $0.05 per Customer Session
> 200,000 Customer Sessions per month              $0.04 per Customer Session

4.3      Minimum Volume Commitments:

In order to receive the benefits provided under this Agreement, Start Call shall pay VocalTec a Minimum Commitment of one thousand dollars ($1,000.00) per month, with twelve non- refundable Minimum Commitment payments payable in advance: the amount of twelve thousand dollars ($12,000.00) due upon execution of this Agreement.

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One Minimum commitment shall be applied against the first one thousand dollars
($1,000.00) of charges due each month under this Agreement, with amounts above the Minimum Commitment payable according to the terms of Section 5 hereof. The Minimum Commitments are not refundable and any amounts of Minimum Commitments unused in any month do not carry forward to other months.

1.4      Programming Fees

Start Call shall pay a one-time "Start Up Fee" to VocalTec for Start Up Programming in the amount of $50 per Customer at the time such Customer is connected to VocalTec's system.

VocalTec may waive or decrease the Start Up Fee from time to time as part of specific promotional offerings.

5.       PAYMENT AND PAYMENT TERMS

Each calendar month of the term of this Agreement shall constitute a Billing Cycle.

VocalTec shall provide Start Call with Customer Data Records (CDRs) of all Start Call wholesale accounts within five (5) days of the end of each Billing Cycle, sorted by account (phone number dialed and account name).

On or before the 15th day of each month, Start Call shall issue bills to its Customers for service provided during the previous Billing Cycle with payments required by such Customers in thirty (30) days or less.

Payment for services provided to Start Call's Customers within a Billing Cycle shall be due and payable to Start Call to VocalTec within forty five (45) days of the end of such Billing Cycle, at which time VocalTec shall sens a notice to Start Call to pay outstanding fees.

Overdue payments shall bear interest at the lesser of twelve percent (12%) per annum or the maximum rate allowed under law.

If any amount due to VocalTec from Start Call is not paid within sixty (60) days from the end of the Billing Cycle in which such charges were incurred, VocalTec may, at its sole discretion, cease service to Start Call's Customers on a selective or complete basis. VocalTec may resume service when all amounts due have been paid by Start Call.

Amounts remaining payable more than sixty (60) days following the end of a Billing Cycle in which such charges were incurred shall constitute a breach of this Agreement

Start Call shall be responsible for all taxes imposed on the Services, excluding income taxes imposed on VocalTec.

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6.        TERM AND TERMINATION

6.1 This Agreement shall commence upon the Effective Date and shall continue in force for a term of one year unless terminated earlier under any provision hereof. This Agreement shall be automatically renewed for additional one-year terms unless either party provides notice in writing to the other party no less than thirty (30) days prior to the expiration of the then- effective term.

6.3 Notwithstanding anything herein to the contrary, this Agreement may be terminated by either party with seven (7) days prior written notice to the other party upon the occurrence of one of the following events:

          6.3.1 either party commits a material breach of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice providing the details of such material breach; or

          6.3.2 either party commits an act of bankruptcy, becomes insolvent, enters into any arrangement for the benefit of its creditors, goes into liquidation, or winding-up receivership proceedings against it have been initiated, and such event is not dismissed or canceled within sixty (60) days of its occurrence.

6.4 Upon termination of this agreement, Start Call shall immediately cease the provision of the Services to al Customers.

6.8 VocalTec will turn off individual Start Call accounts at Start Call's written request within three business days.

7. REPRESENTATIONS AND WARRANTIES

7.1 Each of VocalTec and Start Call represent that it is legally qualified, empowered, and able to enter this Agreement and that the execution, delivery, and performance hereof shall not constitute a breach or violation of any material agreement, contract, law, or other obligation to which it is subject or by which it is bound.

7.2 VOCALTEC DISCLAIMS ALL IMPLIED AND EXPRESSED WARRANTIES OF ANY KIND, INCLUDING WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. VOCALTEC SHALL NOT BE LIABLE TO START CALL FOR ANY DIRECT DAMAGE EXCEPT AS THE RESULT OF GROSS NEGLIGENCE ON THE PART OF VOCALTEC. IN NO EVENT SHALL VOCALTEC BE LIABLE TO START CALL FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, OR INCIDENTAL DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS, LOSS OF DATA , EVEN IF VOCALTEC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE. THE FOREGOING LIMITATION OF THE LIABILITY AND EXCLUSION OF CERTAIN DAMAGES SHALL APPLY REGARDLESS OF THE SUCCESS OR EFFECTIVENESS OF OTHER REMEDIES.

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8.  INDEMNIFICATION AND LIABILITY

Each party to this Agreement shall defend, indemnify and hold harmless the other party from and against any claim resulting from any breach of the indemnifying party's representations and warranties under this Agreement.

9.  PROPRIETARY INFORMATION AND TITLE

The Software contains proprietary technology of VocalTec or third parties. No ownership or title to the Software is hereby transferred to Start Call or the Customers. The Software shall at all times remain the sole property of VocalTec. Start Call shall not take any actions inconsistent with VocalTec's ownership of the Software. Under no circumstances may this Agreement be interpreted as a sale or rental of the Software.

10.  CONFIDENTIALITY

The parties recognize that it will be necessary to disclose confidential information to each other under this Agreement, and that such confidential information shall be governed by the terms and conditions of the Non-Disclosure Agreement, entered into by the parties on Feb. 1st, 2000 and attached hereto as Exhibit B.

11.  NON SOLICITATION

Unless terminated by breach of contract, neither party shall, during the term hereof, or for a period of one year thereafter, intentionally and purposefully solicit the business of the other party's client base, to replace services offered by the other party.

Neither party shall, during the term hereof, or for a period of one year thereafter solicit or attempt to solicit or in any way recruit any employee or officer of the other party.

12.  NOTICES

All notices required under this Agreement shall be in writing and sent by first class mail or overnight mail (or courier), or transmitted by facsimile (if confirmed by such mailing), to the addresses indicated on the first page of this Agreement, or such other address as either party may indicate by at least ten
(10) days prior written notice to the other party. Notices to VocalTec shall be sent to the Contracts Administration Department.

13. MISCELLANEOUS

This Agreement shall be governed and constructed in accordance with the laws of the State of New York, without giving reference to its rules regarding conflicts of laws. Neither party may assign this Agreement without the prior written consent of the other party. It is acknowledged and agreed that the relationship of Start Call to VocalTec created under this Agreement is that of an independent contractor and not an employee, joint venture or partner. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter and supersedes all prior agreements and representations, oral or written, regarding such subject matter. No modification of or Amendment to this Agreement or any waiver of rights under this

Agreement shall be effective unless in writing signed by authorized representatives of all parties. The failure by either party at any time to require such performance at any later time; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of such provision.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement:

VOCALTEC COMMUNICATIONS Inc.            START CALL INC. (CLICK AND
                                            CALL)

By: /s/ Bayard Gardinees                By: /s/ Antonio Treminio
------------------------------          --------------------------
Name:  Bayard Gardinees                 Name:  Antonio Treminio

Title: VP General Manager               Title: President

Date:  6/14/00                          Date:  June 15, 2000

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                                    EXHIBIT A

                          GRAPHIC TERMS AND CONDITIONS

1. Customers shall not remove or altar in any manner and propriety rights notices included in or with the Software, or alter the Software or Software package in any manner.

2. Customers must clearly identify VocalTec's ownership of the Software using VocalTec's name and trademarks.

3.   Customers may not customize the Software user interface in any manner.

4. Customers shall include the VocalTec's :Surf&Call Powered" logo (the "Logo") on their web site.

     4.1 The Surf&Call Powered" text will be ab 8 point font, Ariel, black on a light background or white on a dark background, so it can be clearly read.

     4.2 The logo shall be placed under or adjacent to the S&C Plug-in so it is always visible.

     4.3 The logo shall be placed next to the S&C Plug-in so its relationship to the S&C Plug- in is clear.

     4.4 The logo is included in the Software Package downloaded from the Web Site. Sample is included below:


[GRAPHIC]

1.5 Nothing herein shall prohibit Start Call from utilizing its logo in connection with the VocalTec logo, as long as usage in within permitted style guide of VocalTec Communications (Exhibit C)